As filed with the Securities and Exchange Commission on July 14, 1995.
                                                 Registration No. 33-
- ------------------------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

                     ---------------------

                     MICHAELS STORES, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        75-1943604
 (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER
      OF INCORPORATION OR            IDENTIFICATION NUMBER)
         ORGANIZATION)

   5931 CAMPUS CIRCLE DRIVE
     IRVING, TEXAS  75063
        P.O. BOX 619566
          DFW, TEXAS                       75261-9566
     (ADDRESS OF PRINCIPAL                 (ZIP CODE)
      EXECUTIVE OFFICES)

                      MICHAELS STORES, INC.
                      EMPLOYEES 401(K) PLAN
                     (FULL TITLE OF THE PLAN)

                         R. DON MORRIS
                    5931 CAMPUS CIRCLE DRIVE
                     IRVING, TEXAS   75063
                         (214) 714-7000
        (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
       NUMBER, INCLUDING AREA CODE, OF AGENT OF SERVICE)
                  ___________________________
                           COPIES TO:
     MARK V. BEASLEY, ESQ.        CHARLES D. MAGUIRE, JR., ESQ.
     Michaels Stores, Inc.          Jackson & Walker, L.L.P.
   5931 Campus Circle Drive        901 Main Street, Suite 6000
         Irving, Texas                Dallas, Texas   75202
        P.O. Box 619566
     DFW, Texas 75261-9566

       APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                     PURSUANT TO THE PLAN:
  From  time to time after this Registration Statement becomes effective.

                CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------
    Title of                     Proposed Maximum    Proposed Maximum
Securities to be  Amount to be  Offering Price Per  Aggregate Offering     Amount of
  Registered       Registered        Share(1)            Price(1)       Registration Fee
- ----------------------------------------------------------------------------------------
Common Stock,
 $.10 par value    1,000,000         $23.25            $23,250,000         $8,018.00
- ----------------------------------------------------------------------------------------

(1) Estimated   solely   for  the  purpose  of   calculating   the
    registration  fee.  Pursuant to Rules 457(c) and  457(h),  the
    offering price and registration fee are computed on the  basis of  the  average  of  the high and low prices  of  the  Common
    Stock,   as  reported  on  The  Nasdaq  National  Market,   on
    July 10, 1995.

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Michaels Stores, Inc. Employees 401(k) Plan described herein.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Commission by the Company, or where applicable the Plan, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended January 29, 1995;
(ii) Quarterly Report on Form 10-Q for the quarter ended April 30, 1995; (iii) Annual Report on Form 11-K for the year ended January 31, 1994; (iv) definitive Proxy Statement, dated May 8, 1995, relating to the Company's Annual Meeting of Stockholders held on June 6, 1995; and (v) Registration Statement on Form 8-A (No. 0-11822), effective as of September 11, 1991 and any amendments filed thereto.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement or otherwise.

   Reference is made to Article Nine of the Registrant's Restated
Certificate of Incorporation, as amended, Exhibit 4.1 of this Registration Statement, which provides for indemnification of directors and officers.

    Reference  is made to Article IX of the Registrant's  Amended
Bylaws,  Exhibit  4.2  to  this  Registration  Statement,   which
provides for indemnification of directors and officers.

    In  addition,  the  Registrant  has  entered  into  Indemnity
Agreements with certain of its directors and executive officers.

    The Registrant has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Registrant against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

    The  following is a list of all exhibits filed as a  part  of
this   Registration  Statement  on  Form  S-8,  including   those
incorporated herein by reference.

  EXHIBIT NO.               DESCRIPTION OF EXHIBIT
  -----------               ----------------------
     4.1  Restated Certificate of Incorporation of the Company. (1)

     4.2  Bylaws of the Company, as amended and restated. (2)

     4.3  Form of Common Stock Certificate. (3)

     4.4  Common Stock and Warrant Agreement dated as of
          October 16, 1984 between Michaels Stores, Inc. and
          Peoples Restaurants, Inc., including form of Warrant. (4)

     4.5  First Amendment to Common Stock and Warrant
          Agreement dated October 31, 1984 between The First
          Dallas Group, Ltd. and Michaels Stores, Inc. (4)

     4.6  Second Amendment to Common Stock and Warrant
          Agreement dated November 28, 1984 between First Dallas
          Investments-Michaels I, Ltd. and Michaels Stores,
          Inc. (4)

     4.7  Third Amendment to Common Stock and Warrant
          Agreement dated February 27, 1985 between First Dallas
          Investments-Michaels I, Ltd., The First Dallas Group,
          Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels
          Stores, Inc. (3)

     4.8 Amendment to Common Stock and Warrant Agreement dated September 1, 1992 between Michaels Stores, Inc.,
          The Andrew David Sparrow Wyly Trust, Charles J. Wyly,
          Jr., The Martha Caroline Wyly Trust, The Charles Joseph
          Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer
          Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly,
          The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust,
          The Sam Wyly and Rosemary Wyly Children's Trust No. 1
          of 1965 fbo Kelly Wyly and Tallulah, Ltd. (1)

     4.9  Indenture, dated as of January 22, 1993, between
          Michaels Stores, Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4 3/4%/6 3/4% Step-up
          Convertible Subordinated Note, included therein. (4)

     5    Opinion of Jackson & Walker, L.L.P. (1)

    15    None.

    23.1  Consent of Ernst & Young LLP. (5)

    23.2 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration
          Statement). (5)

    24 Power of Attorney (appearing on page II-5 of this Registration Statement). (5)

    25    None.

    27    None.

    28    None.

    99.1  Michaels Stores, Inc. Employees 401(k) Plan. (2)

    99.2  Michaels Stores, Inc. Employees 401(k) Trust. (6)

__________
(1)  Previously filed as an Exhibit to the Company's Registration
     Statement on Form S-8 (No. 33-54726) and incorprated herein by reference.

(2)  Previously  filed  as  an exhibit to  the  Company's  Annual
     Report on Form 10-K for the year ended January 30, 1994 and incorporated herein by reference.

(3)  Previously filed as an Exhibit to the Company's Registration
     Statement on Form S-1 (No. 33-9456) and incorporated herein by reference.

(4)  Previously  filed  as  an exhibit to  the  Company's  Annual
     Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.

(5)  Filed herewith.

(6)  Previously filed as an exhibit to the Company's Registration
     Statement on Form S-8 (No. 33-11985) and incorporated herein by reference.

      In accordance with Form S-8 Item 8(b) the undersigned registrant hereby undertakes to submit the Michaels Stores, Inc. Employees 401(k) Plan and any amendment thereto (the "Plan") to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)  To include any prospectus required
          by section 10(a)(3) of the Securities Act of 1933;

                          (ii)  To reflect in the prospectus  any
          facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)       To  include  any  material
          information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 13th day of July, 1995.


                                   MICHAELS STORES, INC.



                                   By: /s/ SAM WYLY
                                       __________________________
                                       Sam Wyly
                                       Chairman of the Board and
                                       Chief Executive Officer





                       POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints each of R. Don Morris, Jack E. Bush and Mark V. Beasley as his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURES                TITLE                  DATE
       ----------                -----                  ----
     /s/ SAM WYLY           Chairman of the
________________________   Board of Directors        July 14, 1995
       Sam Wyly            and Chief Executive
                           Officer (Principal
                           Executive Officer)

/s/ CHARLES J. WYLY, JR.  Vice Chairman of the
________________________   Board of Directors        July 14, 1995
    Charles J. Wyly, Jr.

  /s/ JACK E. BUSH          President, Chief
________________________   Operating Officer         July 14, 1995
    Jack E. Bush              and Director


 /s/ RICHARD E. HANLON
________________________       Director              July 14, 1995
   Richard E. Hanlon

  /s/ F. JAY TAYLOR
________________________       Director              July 14, 1995
    F. Jay Taylor

 /s/ MICHAEL C. FRENCH
________________________       Director              July 14, 1995
   Michael C. French

   /s/ EVAN A. WYLY
________________________       Director              July 14, 1995
     Evan A. Wyly

/s/ DONALD R. MILLER, JR.
________________________     Vice President-         July 14, 1995
 Donald R. Miller, Jr.     Market Development,
                              and Director

                              Executive Vice
  /s/ R. DON MORRIS        President and Chief
________________________    Financial Officer        July 14, 1995
    R. Don Morris         (Principal Financial
                            and Accounting
                               Officer)

      Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized,   in  the  City  of  Irving,  State  of   Texas,   on
July 14, 1995.



                                   MICHAELS STORES, INC.
                                   EMPLOYEES 401(K) PLAN


                                   By: /s/ R. DON MORRIS
                                       _____________________
                                        Trustee

                       INDEX TO EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
- -------            ----------------------
5    Opinion of Jackson & Walker, L.L.P.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Jackson & Walker, L.L.P.*

24   Power of Attorney.**

_____________
*    Included in the opinion of Jackson & Walker, L.L.P., filed herewith.
**   Included in the signature pages hereto.